Exhibit 21

Subsidiaries

(as of January 1, 2009)

Name	State or Country of Organization
American Materials & Technologies Corporation (The)	Delaware
Avondale Ammonia Company	Delaware
C.I.I. Luxembourg, S.a.r.l	Grand-Duchy of Luxembourg
Carteret Development LLC	Delaware
Coquimbo, SGPS LDA	Portugal
Cyquim de Colombia S.A.	Delaware
Cytec Acrylic Fibers Inc.	Delaware
Cytec Aerospace Far East Corp.	Delaware
Cytec Ammonia Inc.	Delaware
Cytec Asia/Pacific Holding Pty Limited	Australia
Cytec Australia Holdings Pty Limited	Australia
Cytec Australia Limited	Delaware
Cytec Brewster Phosphates Inc.	Delaware
Cytec Canada Inc.	Ontario
Cytec Carbon Fibers LLC	Delaware
Cytec Chile Limitada	Chile
Cytec Coordination Center BVBA	Belgium
Cytec de Argentina S.A.	Delaware
Cytec de Mexico S.A. de C.V.	Mexico
Cytec de Puerto Rico, Inc.	Puerto Rico
Cytec Deutschland GmbH	Germany
Cytec Engineered Materials GmbH	Germany
Cytec Engineered Materials Inc.	Delaware
Cytec Engineered Materials Limited	England
Cytec France SAS	France
Cytec Global Holdings Inc.	Delaware
Cytec Hong Kong Limited	Hong Kong
Cytec Industries (Shanghai) Company Limited	China
Cytec Industries BV	Netherlands
Cytec Industries Europe C.V.	Netherlands
Cytec Industries France S.A.R.L.	France
Cytec Industries Italia S.r.l.	Italy
Cytec Industries Pte. Ltd.	Singapore
Cytec Industries UK Limited	England
Cytec Italy S.R.L.	Italy
Cytec Jamaica Limited	Jamaica
Cytec Japan Limited	Delaware
Cytec Korea Inc.	Delaware
Cytec Melamine Inc.	New Jersey
Cytec Methanol Inc.	Delaware
Cytec Netherlands (CRP) B.V.	Netherlands
Cytec Norge (GP) AS	Norway
Cytec Norge KS	Norway

Cytec Olean Inc.	Delaware
Cytec Overseas Corp.	Delaware
Cytec Plastics LLC	Delaware
Cytec Realty Corp.	Delaware
Cytec Surface Specialties (Shanghai) Co., Ltd.	China
Cytec Surface Specialties Austria GmbH	Austria
Cytec Surface Specialties Germany GmbH & Co KG	Germany
Cytec Surface Specialties Holding Germany GmbH	Germany
Cytec Surface Specialties Iberica S.L.	Spain
Cytec Surface Specialties Nordic A/S	Denmark
Cytec Surface Specialties SA/NV	Belgium
Cytec Surface Specialties UK Ltd.	United Kingdom
Cytec Taiwan Corp.	Delaware
Cytec Technology Corp.	Delaware
Cytec UK Holdings Limited	England
D Aircraft Products, Inc.	California
Cytec Brasil Especialidades Quimicas Ltda.	Brazil
GSC Products, Inc.	Delaware
Holland LP I LLC	Delaware
IMC Mining Chemicals LLC	Delaware
Garret Mountain Insurance Company	Vermont
M.I.O. Schoonaarde N.V.	Belgium
Netherlands (Cytec) GP Inc.	Delaware
Nihon Cytec Industries Inc.	Japan
Piney River Recovery Corp.	Delaware
Rotterdam LP II Co.	Delaware
Stamford Labs Realty Holdings LLC	Delaware
Stamford Labs Realty Holdings-A LLC	Delaware
Stamford Labs Realty Holdings-C LLC	Delaware
Cytec Industries (Thailand) Ltd.	Thailand
Surface Specialties Canada Inc	Quebec
Surface Specialties Korea Co., Ltd.	South Korea
Cytec Industries Malaysia Sdn. Bhd.	Malaysia
Cytec Taiwan Ltd.	Taiwan
Surface Specialties Trading Malaysia Sdn. Bhd.	Malaysia
Vianova Resins Germany Management GmbH	Germany
Viking Resins Germany Holding GmbH	Germany
West Main & Alvord Commercial Park Association LLC	Connecticut